UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2004

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required Regulation FD Disclosure
SIGNATURE

Item 5. Other Events and Required Regulation FD Disclosure

An action was brought by David Pafford in the California Superior Court for the County of San Francisco on July 25, 2003. The plaintiff alleged that he sustained personal injuries as a result of an accident that occurred at our manufacturing facility in Modesto, California. On December 23, 2003, the plaintiff served an initial offer to compromise, pursuant to California Code of Civil Procedure Section 998, on Del Monte for compensatory and punitive damages in the amount of $10.0 million. We cannot at this time reasonably estimate a range of exposure, if any, of our potential liability. We believe that we have adequate insurance coverage to cover any material compensatory damages that we may incur with respect to this litigation; punitive damages are generally not covered by insurance. We are defending this proceeding vigorously.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: January 13, 2004	By:	/s/ David L. Meyers
		Name:	David L. Meyers
		Title:	Executive Vice President, Administration and Chief Financial Officer